EXHIBIT 24
ARCHER-DANIELS-MIDLAND COMPANY
Power of Attorney
of Director and/or Officer
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of ARCHER-DANIELS-MIDLAND COMPANY, a Delaware corporation, does hereby make, constitute and appoint G. ALLEN ANDREAS, DOUGLAS J. SCHMALZ, D.J. SMITH and VIKRAM LUTHAR, and each or any one of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such director and/or officer of said Company to a Registration Statement or Registration Statements, on Form S-3 or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by said Company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of additional unsecured debentures, notes and/or other unsecured debt obligations of said Company pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.
     IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned’s hand this 13th day of September, 2005.

/s/ G. Allen Andreas
G. Allen Andreas

/s/ Alan L. Boeckmann
Alan L. Boeckmann

/s/ Mollie Hale Carter
Mollie Hale Carter

/s/ Roger S. Joslin
Roger S. Joslin

/s/ Patrick J. Moore
Patrick J. Moore

/s/ M. Brian Mulroney
M. Brian Mulroney

/s/ Thomas F. O’Neill
Thomas F. O’Neill

/s/ O. Glenn Webb
O. Glenn Webb

/s/ Kelvin R. Westbrook
Kelvin R. Westbrook